Exhibit 3.115

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:32 PM 08/12/2009
FILED 03:32 PM 08/12/2009
SRV 090774338 - 4722724 FILE

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A NON-DELWARE LIMITED LIABILITY COMPANY TO
A DELAWARE LIMITED LIABILITY COMPANY PURSUANT TO
SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.)      The jurisdiction where the Non-Delaware Limited Liability Company first formed is Utah.

2.)      The jurisdiction immediately prior to filing this Certificate is Utah.

3.)      The date the Non-Delaware Limited Liability Company first formed is June 20, 2005.

4.)      The name of the Non-Delaware Limited Liability Company immediately prior to filing this Certificate is Direct Financial Solutions, L .L . C..

5.)      The name of the Limited Liability Company as set fourth in the Certificate of Formation is Direct Financial Solutions, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of the 10 day of August, A.D. 2009.

By:	[ILLEGIBLE]
Authorized Person

Name:	Trevin G. Workman
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:32 PM 08/12/2009
FILED 03:32 PM 08/12/2009
SRV 090774338 - 4722724 FILE

CERTIFICATE OF FORMATION

OF

DIRECT FINANCIAL SOLUTIONS, LLC

Article 1                                                   NAME

The name of the Company is Direct Financial Solutions, LLC

Article 2                                                   REGISTERED OFFICE AND AGENT

The name of the original Registered Agent of the Company is Registered Agents Legal Services, LLC, located at 1220 N. Market Street, Suite 806, Wilmington, Delaware 19801.

Article 3                                                   AUTHORITY

No Member shall have authority to act on behalf of or bind the Company without the written approval of the Manager. Only the Manager of the Company, as indicated above, or successor(s) as Manager, and those given authority by such written approval may sign contracts or other instruments on behalf of the Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation this 10 day of August, 2009.

Authorized Person:

[ILLEGIBLE]
Trevin G. Workman

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:21 PM 08/29/2011
FILED 03:21 PM 08/29/2011
SRV 110961390 - 4722724 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.                                       Name of Limited Liability Company: Direct Financial Solutions, LLC

2.                                       The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the Company shall be Financial Denouement, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the15th day of August , A.D. 2011.

By:	[ILLEGIBLE]
Authorized Person(s)

Name:	Mason Niederhauser, Manager
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:30 AM 10/20/2011
FILED 11:30 AM 10/20/2011
SRV 111123799 - 4722724 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.                                       Name of Limited Liability Company: Financial Denouement, LLC

2.                                       The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the company shall be Direct Financial Solutions, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 16 day of October, A.D. 2011.

By:	/s/ Mason Niederhauser
Authorized Person(s)

Name:	Mason Niederhauser Manager
Print or Type